EXHIBIT 99.1
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Release: IMMEDIATE                          Contact:  Bernard Patriacca - VP/CFO
                                                      (781) 862-4003


              MACROCHEM ANNOUNCES $3.25 MILLION PRIVATE PLACEMENT

     Lexington, MA, September 12, 2003 -- MacroChem Corporation (Nasdaq: MCHM), announced today that it has raised approximately $3.25 million in gross proceeds from a private placement of its securities, primarily to institutional investors. MacroChem is a specialty pharmaceutical company developing innovative topical treatments for testosterone deficiency, erectile dysfunction, and fungal infection of nails, based on the company's proprietary drug-absorption enhancer, SEPA(R).

     "These new funds will support our efforts to advance all three products in our development portfolio to their next value-creating milestones," explained Robert DeLuccia, MacroChem's president and chief executive officer.

     In this private placement, MacroChem issued 4,553,680 shares of common stock, at a per share purchase price of $.71292. The investors also received three-year warrants to purchase 910,736 shares of the company's common stock at an exercise price of $1.173 per share. J.P. Carey Securities, Inc. served as placement agent for the transaction, and received warrants to purchase 150,000 shares of common stock on the same terms. The company has agreed to file a registration statement on Form S-3 for the common stock sold and the shares issuable upon exercise of the warrants.

     MacroChem recently received notification from the Nasdaq Listing Qualifications Panel that the Panel had determined to continue the listing of MacroChem's Common Stock on The Nasdaq National Market, provided that MacroChem meets certain conditions, including (a) the completion of a $3,000,000 equity financing no later than September 12, 2003, (b) achieving compliance on or before October 15, 2003 with the minimum $10,000,000 stockholders' equity requirement for continued listing and (c) filing a 10-K for the fiscal year ending December 31, 2003 evidencing continued compliance with such $10,000,000 requirement.

     MacroChem believes this financing satisfies the first condition set forth by the Nasdaq Listing Qualifications Panel for continued listing on The Nasdaq National Market. There can be no assurance, however, that the Panel will agree with this conclusion or that the Company will be able to meet the remaining requirements established by the Nasdaq Listing Qualifications Panel to regain compliance with listing requirements, and thus remain listed on The Nasdaq National Market.

                                     -more-

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     MacroChem innovates, develops and commercializes pharmaceuticals administered in novel ways to treat important medical conditions. MacroChem is developing three products containing its patented drug-absorption enhancer, SEPA(R): Topiglan(R), a SEPA-enhanced synthetic prostaglandin E1, for erectile dysfunction; Opterone(TM), a SEPA-enhanced testosterone for men with hypogonadism; and EcoNail(TM), a SEPA-enhanced antifungal nail lacquer to treat a common and potentially debilitating nail infection known as onychomycosis. For further information please consult http://www.macrochem.com

                                      -end-

WITH THE EXCEPTION OF HISTORICAL INFORMATION CONTAINED IN THIS PRESS RELEASE, THE MATTERS DESCRIBED HEREIN ARE FORWARD-LOOKING STATEMENTS AND ARE SUBJECT TO VARIOUS RISK FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS. THE RELEVANT RISK FACTORS ARE SET FORTH IN MACROCHEM'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC AND INCLUDE, WITHOUT LIMITATION, RISKS REGARDING PRODUCT DEVELOPMENT, CLINICAL TRIALS, CAPITAL REQUIREMENTS, FINANCIAL CONDITION, DEPENDENCE ON THIRD PARTIES FOR DEVELOPMENT AND LICENSING ARRANGEMENTS, AND RISKS INVOLVING REGULATORY APPROVAL OF PRODUCTS, AND PATENTS AND LICENSES. VISIT OUR WEB SITE AT:
HTTP://WWW.MACROCHEM.COM

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